EXHIBIT 32.1
Certification of Co-CEOs and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the annual report on Form 10-K of Primerica, Inc. (the “Company”) for the period ended December 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, D. Richard Williams, as Chairman of the Board of Directors and Co-Chief Executive Officer of the Company, I, John A. Addison, Jr., as Chairman of Primerica Distribution and Co-Chief Executive Officer of the Company, and I, Alison S. Rand, as Executive Vice President and Chief Financial Officer of the Company, each hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	To my knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ D. Richard Williams
Name:	D. Richard Williams
Title:	Chairman of the Board of Directors and Co-Chief Executive Officer
Date:	February 27, 2014

/s/ John A. Addison, Jr.
Name:	John A. Addison, Jr.
Title:	Chairman of Primerica Distribution and Co-Chief Executive Officer
Date:	February 27, 2014

/s/ Alison S. Rand
Name:	Alison S. Rand
Title:	Executive Vice President and Chief Financial Officer
Date:	February 27, 2014

EXH 32.1-1